UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

February 22, 2009

Date of Report (Date of earliest event reported)

The Boeing Company

(Exact Name of Registrant as Specified in Charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

100 N. Riverside, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)

(312) 544-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2009, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of The Boeing Company (the “Company”) approved cash-based performance awards (paid in cash or common stock at the Committee’s discretion), stock option grants and restricted stock unit grants for executive officers under the Company’s long-term incentive program (the “2009 Awards”). The 2009 Awards were effective on February 23, 2009. The Committee modified the components of these awards compared to prior grants, but maintained substantially the same total award value as in prior years. Since 2006, performance awards and options each comprised 50% of the total award value. For the 2009 Awards, a performance award will still represent 50% of the value and stock options and RSUs will each represent 25% of the total value. The terms and conditions of the performance awards and stock options are similar to those in prior years. The RSUs will vest and settle in common stock (on a one-for-one basis) on the third anniversary of the grant date. A copy of the Notice of Terms of Restricted Stock Units dated February 23, 2009 is attached as Exhibit 10.1 and is incorporated herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Notice of Terms of Restricted Stock Units dated February 23, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ Michael F. Lohr
Michael F. Lohr
Vice President, Corporate Secretary and Assistant General Counsel

Dated February 26, 2009

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Notice of Terms of Restricted Stock Units dated February 23, 2009